Exhibit 10.55

NON QUALIFIED STOCK OPTION AGREEMENT, dated as of February     , 2001, among RESOLUTION PERFORMANCE PRODUCTS INC., a Delaware corporation (the “Company”), and the optionee set forth on the signature page hereto (the “Optionee”).

WHEREAS, the Company, acting through a Committee (as defined in the Company’s 2000 Non-Employee Director Stock Option Plan (the “Plan”)) with the consent of the Company’s Board of Directors (the “Board”) has granted to the Optionee, effective as of November 14, 2000 (the “Effective Date”), an option under the Plan to purchase a number of shares of Common Stock, par value $1.00 per share, of the Company on the terms and subject to the conditions set forth in this Agreement and the Plan;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

Section 1. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

Section 2. Option: Option Price. On the terms and subject to the conditions of the Plan and this Agreement, the Optionee shall have the option (the “Option”) to purchase Tranche A options (the “Tranche A Options”) and Tranche B options (the “Tranche B Options”), at the price (the “Option Price”) and in the amounts set forth on the signature page hereto. Payment of the Option Price may be made in the manner specified by Section 8.1 of the Plan. The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Option shall remain exercisable as to all Vested Options (as defined in Section 4) until the expiration of the Option Term (as defined in Section 3). Except as otherwise provided in the Plan or this Agreement, upon a Termination of Relationship, the unvested portion of the Option (i.e., that portion which does not constitute Vested Options) shall terminate.

Section 3. Term. The term of the Option (the “Option Term”) shall commence on the Effective Date and expire on the thirtieth day immediately following the eighth anniversary of the Effective Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Article VII of the Plan) or this Agreement.

Section 4. Vesting. The Options shall vest (and, when the Options vest, the “Vested Options”) according to the following provisions:

(a) The Tranche A Options shall vest pro-rata such that on each anniversary of the Effective Date, one-fifth of the Tranche A Options shall become Vested Options; provided, however that upon a Realization Event, all of the Tranche A Options shall become Vested Options immediately upon such Realization Event.

(b) All of the Tranche B Options shall become Vested Options on the eighth anniversary of the Effective Date; provided, however, that if a Realization Event shall occur prior thereto, then the Tranche B Options shall become Vested Options as follows:

(i) if the realized Investor IRR equals or exceeds 40% (assuming that all In the Money Securities shall have been vested and exercised), then all outstanding Tranche B Options shall become Vested Options;

(ii) if the realized Investor IRR equals or exceeds 30% but is less than 40% (assuming that all In the Money Securities shall have been vested and exercised), then  2/3 of the outstanding Tranche B Options shall become Vested Options; and

(iii) if the realized Investor IRR equals or exceeds 20% but is less than 30% (assuming that all In the Money Securities shall have been vested and exercised), then  1/3 of the outstanding Tranche B Options shall become Vested Options.

As used herein, “In the Money Securities” means (i) with respect to warrants or options to purchase shares of Common Stock, Notes or other securities of the Company, that the exercise price is less than the per share value paid to the holders of such securities in the transaction that constitutes a Realization Event and (ii) with respect to securities convertible into or exchangeable for shares of Common Stock, Notes or other securities, that the conversion price is less than the per share value paid to the holders of such securities in the transaction that constitutes a Realization Event.

(c) Notwithstanding anything contained herein to the contrary, each Option shall cease vesting as of the time that a Termination of Relationship with respect to the Optionee occurs and no Option which is not a Vested Option as of such time shall become a Vested Option thereafter. All decisions by the Committee with respect to any calculations pursuant to this Section (absent manifest error) shall be final and binding on the Optionee.

Section 5. Restriction on Transfer.

The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Section 2 hereof, by his or her executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his or her death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

Section 6. No Evidence of Continued Service. Nothing in the Option Agreement shall confer upon the Optionee any right with respect to the continuation of such Optionee’s service as a director of the Company or any of its Subsidiaries or the nomination of such Optionee as a director of the Company or any of its Subsidiaries or interfere in any way with any rights which such Optionee or the Company may have to terminate such Optionee’s service as a director of the Company or any of its Subsidiaries at any time.

Section 7. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to it at:

Resolution Performance Products Inc.

1600 Smith Street

Houston, Texas 77002

Attn: Vice President, Human Resources

Telecopier: (713) 241-5333

Telephone: (713) 241-1378

with copies to:

O’Sullivan Graev & Karabell, LLP

30 Rockefeller Plaza

New York, New York 10112

Attn: John J. Suydam, Esq.

Telecopier: (212) 218-6220

Telephone: (212) 408-2400

if to the Optionee, to him or her at the address set forth on the signature page hereto.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business after the date of delivery), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 8. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 9. Optionee’s Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

Section 10. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

Section 11. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 12. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 13. Entire Agreement. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 14. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Non Qualified Stock Option Agreement as of the date first written above.

RESOLUTION PERFORMANCE PRODUCTS INC.

By:
Name:
Title:

[Optionee]
[Optionee’s address]

Number of Shares of Common Stock for Tranche A Options:

Number of Shares of Common Stock for Tranche B Options:

Option Price
for Tranche A
Options: $

Option Price
for Tranche B
Options: $